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EXHIBIT 3.11

ARTICLES OF INCORPORATION

OF

HUNTSMAN AUSTRALIA INC.

        The undersigned natural persons over the age of eighteen years, acting as incorporators of a corporation (the "corporation") under the Utah Revised Corporation Act, adopt the following Articles of Incorporation for such corporation:

ARTICLE I

NAME

        The name of the corporation is Huntsman Australia Inc.

ARTICLE II

PURPOSES AND POWERS

        Section 2.01.    Purposes.    The purposes for which the corporation is organized are:

          (a)   To engage in and carry on in all of its branches the business of purchasing, developing, researching, manufacturing, compounding, refining, marketing, selling, distributing, brokering, trading, importing, exporting, using, and otherwise dealing in and with, and to purchase, acquire, hold, manufacture, compound, refine, distill, fabricate, treat, prepare, analyze, synthesize, produce, and in every way deal in and with chemical materials, petrochemical materials, plastics, compounds, preparations, substances, and products of every kind, including without limitation propane, ethane, propylene, ethylene, BTX, benzene, styrene, phenol, polystyrene, acetone, latex, SAN, ABS, polyesters, polypropylene, polyethylene, petroleum derivatives, resins, substances, and combinations produced, manufactured, fabricated, or synthesized from any thereof, including solids, liquids, gases, compounds, and materials of all kinds; and to produce, fabricate, and utilize and deal in and with chemicals, petrochemicals, and combinations and products of all kinds.

          (b)   To purchase, acquire, own, hold, lease, operate, mortgage, encumber, sell, and dispose of any and all kinds and character of real, personal, and mixed property (the foregoing particular enumeration in mixed property (the foregoing particular enumeration in no sense being used by way of exclusion or limitation) and while the owner thereof, to exercise all the rights, powers, and privileges of ownership, including, in the case of stocks and shares, the right to vote thereon.

          (c)   To enter into, make and perform contracts of every kind and description, to borrow and lend money, with or without security, and to endorse or otherwise guarantee the obligations of others.

          (d)   To act as principal, agent, or broker for others and receive compensation for all services which it may render in the performance of the duties of an agency character.

          (e)   To purchase, hold, sell, and transfer the shares of its own capital stock.

          (f)    To engage in the general business of investing, on behalf of itself and others, any part of its capital and such additional funds as it may obtain, or any interest thereon, either as tenant in common or otherwise, and to sell or otherwise dispose of the same, or any part thereof, or any interest therein.

          (g)   To conduct researches, investigations, and examinations of businesses and enterprises of every kind and description.

          (h)   To engage in any and all other lawful acts, activities, and/or pursuits for which a corporation may now or hereafter be organized under the Utah Revised Business Corporation Act.

        Section 2.02.    Powers.    The corporation shall have all powers allowed by law, including without limitation those powers described in Section 16-10a-302 of the Utah Revised Business Corporation Act, as amended and supplemented. The purposes stated herein shall be construed as powers as well as purposes, and the matters expressed in any clause shall not be limited by reference to or inference from the terms of any other, but shall be regarded as independent purposes and powers; and the enumeration of specific purposes and powers shall not be construed to limit or restrict the meaning of general terms of the general powers; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

ARTICLE III

CAPITALIZATION

        The aggregate number of shares which the corporation shall have authority to issue is fifty thousand (50,000) shares of common stock. All voting rights of the corporation shall be exercised by the holders of the common stock, with each share of common stock being entitled to one (1) vote. All shares of common stock shall have equal rights in the event of dissolution or final liquidation. All shares of the common shall be nonassessable.

ARTICLE IV

REGISTERED OFFICE AND AGENT

        The address of the initial registered office of the corporation is 2000 Eagle Gate Tower, 60 East South Temple, Salt Lake City, Utah 84111, and the name of its initial registered agent at such address is Robert B. Lence.

ARCTICLE V

DIRECTORS

        The number of directors which shall constitute the Board of Directors of the corporation my vary from three (3) to nine (9) directors as prescribed by the Bylaws of the corporation. The number of directors constituting the initial Board of Directors of the corporation shall be (3), and the names and addresses of the persons who are to serve as directors until the first meeting of the shareholders or until their successors are elected and shall qualify are as follows:

NAME	ADDRESSES
Jon M. Huntsman	2000 Eagle Gate Tower 60 East South Temple Salt Lake City, Utah 84111
Ronald A. Rasband	2000 Eagle Gate Tower 60 East South Temple Salt Lake City, Utah 84111
Robert B. Lence	2000 Eagle Gate Tower 60 East South Temple Salt Lake City, Utah 84111

ARTICLE VI

LIMITATION OF LIABILITY

        In accordance with the provisions and within the meaning of Section 16-10a-841 of the Utah Revised Business Corporation Act: (a) No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except as provided in this Article VI; (b) the limitation of liability contemplated in this Article VI shall not extend to (i) the amount of a financial benefit received by a director to which he is not entitled, (ii) an intentional infliction of harm on the corporation or its shareholders, (iii) a violation of Section 16-10a-842 of the Utah Revised Business Corporation Act, or (iv) and intentional violation of criminal law; (c) Any repeal or modification of this Article VI by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification; without limitation, this Article VI shall be applied and interpreted, and shall be deemed to incorporate, any provision of the Utah Revised Business Corporation Act, as the same exists or may hereafter be amended, any provision of any act that may replace or supplement the Utah Revised Business Corporation Act, as well as any applicable interpretation of Utah law, so that personal liability of directors and officers of the corporation to the corporation or its shareholders, or to any third person, shall be eliminated or limited to the fullest extent permitted from time to time by Utah law.

ARTICLE VII

INCORPORATORS

        The names and addressees of eh incorporators are as follows:

NAME	ADDRESSES
Brent M. Stevenson	1975 Eagle Gate Tower 60 East South Temple Salt Lake City, Utah 84111
Robert B. Lence	2000 Eagle Gate Tower 60 East South Temple Salt Lake City, Utah 84111

        IN WITNESS WHEREOF, the undersigned, being the incorporators of the corporation, hereby execute these Articles of Incorporation and certify to the truth of the facts stated herein, this 14th day of June, 1993.

/s/ BRENT M. STEVENSON Brent M. Stevenson, Incorporator
/s/ ROBERT B. LENCE Robert B. Lence, Incorporator

ACKNOWLEDGEMENT OF REGISTERED AGENT

        The undersigned, Robert B. Lence, hereby acknowledges that he has been named as registered agent of Huntsman Australia Inc., a Utah corporation to be formed pursuant to Articles of Incorporation of Hunts man Australia Inc. to which this Acknowledgement of Registered Agent is attached, and hereby agrees to act as registered agent of said corporation.

/s/ ROBERT B. LENCE Robert B. Lence, Registered Agent

MAILING ADDRESS

        If, upon completion of filing the above Articles of Incorporation, the Division elects to send a copy of the said Articles of Incorporation to the Corporation by mail, the address to which the copy should be mailed is:

                      Huntsman Australia Inc.
                      2000 Eagle Gate Tower
                      60 East South Temple
                      Salt Lake City, UT 84111

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ARTICLES OF INCORPORATION OF HUNTSMAN AUSTRALIA INC.
ARTICLE I NAME
ARTICLE II PURPOSES AND POWERS
ARTICLE III CAPITALIZATION
ARTICLE IV REGISTERED OFFICE AND AGENT
ARCTICLE V DIRECTORS
ARTICLE VI LIMITATION OF LIABILITY
ARTICLE VII INCORPORATORS
ACKNOWLEDGEMENT OF REGISTERED AGENT
MAILING ADDRESS